Exhibit 99.2
ARUBA NETWORKS ANNOUNCES MANAGEMENT TRANSITION
CFO Steffan Tomlinson to Depart to Take an Opportunity in Venture Capital
SUNNYVALE, Calif., February 17, 2011 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in distributed enterprise network solutions, today announced that its chief financial officer, Steffan Tomlinson is leaving the company effective March 31, 2011 to take a position in venture capital. Tomlinson joined the company in 2005 and led it through its IPO in 2007. The company has initiated a search for a replacement.
“We truly appreciate Steffan’s leadership over the last six years at Aruba and wish him the best in his new pursuits,” said Aruba Chief Executive Officer Dominic Orr. “The company has driven strong growth during his tenure, and the programs and processes that Steffan and his team developed have and will continue to provide a strong foundation for continued growth.”
Tomlinson will remain at Aruba through March 31, 2011, and will participate in its upcoming financial analyst day, being held in New York City on March 16th.
“At Aruba, I have had the unique opportunity to have been part of a team that has established itself as a clear leader in enterprise mobility with a very bright future in front of it,” said Tomlinson. “I want to thank Dominic and the whole Aruba team for the privilege of working here and look forward to continuing to play a key role over the next six weeks.”
Forward-Looking Statements
This press release contains forward-looking statements, including statements about (1) our belief that the enterprise network is transitioning from a wired-centric to a mobility-centric architecture which will impact Aruba’s sales and (2) the size and number of deals in our pipeline.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) our ability to react to trends and challenges in our business and the markets in which we operate; (2) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; and (3) changes in overall information technology spending; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-Q for the fiscal first quarter ended October, 2010, which was filed with the SEC on December 10, 2010, and is available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.
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About Aruba Networks
Aruba is a global leader in distributed enterprise networks. Its award-winning portfolio of campus, branch/teleworker, and mobile solutions simplify operations and secure access to all corporate applications and services — regardless of the user’s device, location, or network. This dramatically improves productivity and lowers capital and operational costs.
Listed on the NASDAQ and Russell 2000(R) Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter or Facebook.
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IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne, Nicole Gunderson
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	ir@arubanetworks.com
ir@arubanetworks.com

Media Contacts
Wilson Craig	Patty Oien
Aruba Networks, Inc.	Breakaway Communications
+1-408-516-6182	+1-415-358-2482
wcraig@arubanetworks.com	poien@breakawaycom.com
© 2011 Aruba Networks, Inc. Aruba Networks’ trademarks include ®®, Aruba Networks®, Aruba Wireless Networks®, the registered Aruba the Mobile Edge Company logo, Aruba Mobility Management System®, Mobile Edge Architecture®, People Move. Networks Must Follow®, RFProtect®, Green Island®. All rights reserved.